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                                    CTC INC.

                                                    "Internet Banking Solutions
                                                              for the Millenium

December 3, 1999

iCrystal Inc.
3237 King George Hwy.
Suite 101B
Surrey, BC
V4P 1B7

ATTN:  Mr. Larry Hrabi, CEO

Dear Mr. Hrabi:

RE:  E-CASH ACCOUNT FOR ICRYSTAL LICENSEES ("Licensees")

It is our pleasure to provide your licensees with electronic and credit card processing "CCP Services"), based on the terms and conditions listed below.

In consideration of CTC Inc.'s agreement to provide the above CCP services to iCrystal licensees, iCrystal agrees to pay to CTC Inc., a one-time, non-refundable fee of either $200,000.00 U.S. or one million (1,000,000) reg. "S" stock, in its own company.

It is the understanding of both parties that all licensees must establish a separate transaction account with CTC. Each account will be based on the following:

     -    $5,000.00 U.S. non-refundable connections fee.
     - 10% merchant discount on all electronic and manual credit card purchases
     -    Revolving 180 day holdback of 5% on all purchase amounts
     -    VISA and MasterCard only
     -    Reconciliation and settlement twice per month
     -    All chargebacks immediately deleted from licensee's settlement
     -    All transactions submitted through CTC's "Negative Data Base"
     - Licensee must follow rules and regulations, as imposed from time to time. Failure to do so will result in immediate termination of licensee's CCP services
     - Merchant Discount Rate will be reviewed every six months and may be subject to change based upon licensee's volume.

In addition, CTC Inc. agrees to pay iCrystal a commission of 1% for total volume processed through each licensee's account (paid monthly).

If the above is in order, please execute below where so indicated and return to the attention of the writer.

If I can be of further service please do not hesitate to contact me at your convenience.




        /s/ DAN WU                                      /s/ LARRY HRABI
-----------------------------                    -----------------------------
DAN WU                                           LARRY HRABI-CEO
CTC INC.                                         ICRYSTAL INC.




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